As filed with the Securities and Exchange Commission on June 26, 2006.

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

j2 GLOBAL COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	51-0371142
(State of incorporation)	(I.R.S. Employer Identification Number)

 6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

j2 Global Communications, Inc.
Second Amended and Restated 1997 Stock Option Plan

Nehemia Zucker
Co-President and Chief Operating Officer
j2 Global Communications, Inc.
6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Name and address of agent for service) (Zip code)

(323) 860-9200
(Registrant’s telephone number, including area code)

Calculation of Registration Fee

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Common Stock, $0.01 per share	2,000,000 shares	$ 28.87	$ 57,740,000	$ 6,178.18

(1)
In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices of the Common Stock of j2 Global Communications, Inc. (the “Company”) as reported on the NASDAQ National Market on June 21, 2006.

(3)
Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the shares of common stock registered hereby and the shares of common stock registered pursuant to the registration statements filed on February 24, 2000 (Registration No. 333-31064), February 12, 2001, as amended by the post-effective amendment filed on July 17, 2001 (Registration No. 333-55402) and May 3, 2002 (Registration No. 333-87504) will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

EXPLANATORY NOTE

  This Form S-8 Registration Statement incorporates by reference the registration statement filed by the Company on February 24, 2000 (Registration No. 333-31064), the registration statement filed by the Company on February 12, 2001, as amended by the post-effective amendment filed on July 17, 2001 (Registration No. 333-55402) and the registration statement filed by the Company on May 3, 2002 (Registration No. 333-87504) (collectively, the “Prior Filings”), as well as the Company's annual report on Form 10-K filed March 27, 2006. Any items in the Prior Filings not expressly changed hereby shall be as set forth in the Prior Filings.  Share numbers referenced in this Registration Statement reflect the two for one stock split effected by the Registrant May 25, 2006.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of the registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the j2 Global Communications, Inc. Second Amended and Restated 1997 Stock Option Plan are available without charge by contacting:

Patricia Brunton
Vice President of Administration and Human Resources
j2 Global Communications, Inc.
6922 Hollywood Blvd
Suite 500
Los Angeles, CA 90028
(323) 860-9200

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. Exhibits

The following are filed as exhibits to this registration statement:

EXHIBITS

5.	Opinion of Jeffrey D. Adelman, Vice President and General Counsel of the Company, as to the validity of the Common Stock

23.1.	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2.	Consent of Jeffrey D. Adelman (included in Opinion of Jeffrey D. Adelman at Exhibit 5)

24.	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the above requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 26th day of June, 2006.

j2 Global Communications, Inc.

By:	/s/ Nehemia Zucker
Nehemia Zucker
Principal Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that such person whose signature appears below constitutes and appoints Nehemia Zucker, R. Scott Turicchi and Jeffrey D. Adelman, and each of them severally, his true and lawful attorneys-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act or Exchange Act and any rules, regulations and requirements of the Commission, in connection with the registration under the Securities Act of the Common Stock of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the Common Stock of the Registrant, to any and all amendments thereto (including post-effective amendments) to this Registration Statement, to any related Rule 462(b) Registration Statement and to any documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 26, 2006 by the following persons in the capacities indicated.

Signature	Title

/s/ Nehemia Zucker Nehemia Zucker	Co-President and Chief Operating Officer (principal executive officer)

/s/ R. Scott Turicchi R. Scott Turicchi	Co-President and Chief Financial Officer (principal financial officer)

/s/ Greggory Kalvin Greggory Kalvin	Chief Accounting Officer (principal accounting officer)

/s/ Richard S. Ressler Richard S. Ressler	Chairman of the Board

/s/ Douglas Y. Bech Douglas Y. Bech	Director

/s/ Robert J. Cresci Robert J. Cresci	Director

/s/ John F. Rieley John F. Rieley	Director

/s/ Michael P. Schulhof Michael P. Schulhof	Director

INDEX TO EXHIBITS

EXHIBITS

5.	Opinion of Jeffrey D. Adelman, Vice President and General Counsel of the Company, as to the validity of the Common Stock
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.3	Consent of Jeffrey D. Adelman (included in Opinion of Jeffrey D. Adelman at Exhibit 5)
24.	Power of Attorney (included on signature page)